UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Cerberus Credit Facility

On August 11, 2017, Cherokee Inc. (the “Company”) entered into an amendment (the “Cerberus Amendment”) of its senior secured credit facility (the “Cerberus Credit Facility”) with Cerberus Business Finance, LLC (“Cerberus”).  The Amendment includes a waiver of all defaults under the Cerberus Credit Facility arising from the Company’s failure to comply with financial covenants thereunder as of April 28, 2017. As of April 29, 2017, the Company had approximately $49.2 million in principal amount of outstanding indebtedness owed under the Cerberus Credit Facility, all of which is due in December 2021.

Pursuant to the Cerberus Amendment, (i) the required leverage ratio (as defined and calculated in the Cerberus Credit Facility) has been amended 16.00 to 1.00 through July 31, 2017, 10.50 to 1.00 through October 31, 2017, and decreasing ratios at the end of each of the Company’s fiscal quarters thereafter as set forth therein; (ii) the required fixed charge coverage ratio (as defined and calculated in the Cerberus Credit Facility) has been amended to 0.25 to 1.00 through July 31, 2017, 0.35 to 1.00 through October 31, 2017, and increasing ratios at the end of each of the Company’s fiscal quarters thereafter as set forth therein; (iii) the Company has agreed to a new liquidity covenant that requires the Company to maintain an amount of unrestricted cash on-hand, together with the availability under the revolving credit facility under the Cerberus Credit Facility, of no less than $3.0 million, and (iv) the parties agreed to certain additional administrative amendments. The Cerberus Amendment also provides that, if at any time the new liquidity covenant is not satisfied and Cerberus submits a written capital demand, the Company would be required to complete an equity financing resulting in net cash proceeds to the Company of the amount requested by Cerberus in such demand, subject to an aggregate maximum of approximately $5.5 million and certain additional conditions (such financings, the “Committed Financings”).

As a condition to effectiveness of the Cerberus Amendment, the Company was required to: (i) complete the Concurrent Financing, as defined and described below, and (ii) obtain a firm commitment from one or more investors to fund one or more Committed Financings if required on or prior to March 5, 2018, which is described below.

Concurrent Financing and Committed Financing

On August 11, 2017, the Company and each of several investors, including certain of the Company’s directors, officers and large stockholders, entered into common stock purchase agreements (the “Purchase Agreements”) to effect the Concurrent Financing and agree to the Committed Financing as required by the Cerberus Amendment. Pursuant to the terms of the Purchase Agreements, on August 11, 2017, the investors agreed to purchase, and the Company agreed to issue and sell, an aggregate of 947,870 shares of the Company’s common stock in a private placement financing at a per share purchase price of $4.22 (the “Initial Price”), for net cash proceeds to the Company of approximately $4.0 million (the “Concurrent Financing”). The Concurrent Financing is expected to close on August 18, 2017.  In addition, pursuant to the terms of the Purchase Agreements, each investor has agreed to participate in the Committed Financings, such that, if the Company notifies any such investor on or before March 5, 2018 of a failure to meet the new liquidity covenant set forth in the Cerberus Amendment, then such investor will be obligated to purchase in a private placement financing additional shares of the Company’s common stock as requested based on a per share purchase price equal to the lower of the Initial Price, 90% of the average closing price of the Company’s common stock for the 20 days prior to the date of the Company’s notification, or the closing price of the Company’s common stock on the day prior to the Company’s notification, subject to certain other conditions and caps, including that the aggregate number of shares issuable in the Concurrent Financing and the Committed Financings shall not exceed 19.9% of the total number of shares of the Company’s common stock outstanding on the date of this Report. The maximum aggregate value of the commitments for the Committed Financings from all investors is approximately $5.5 million. In addition, pursuant to the terms of the Purchase Agreements, in consideration for the agreement of the investors to participate in the Committed Financings, the Company has issued to the investors warrants to purchase up to an aggregate of 326,695 shares of the Company’s common stock at an exercise price equal to the Initial Price. The warrants are exercisable at any time from March 5, 2018 until the seven-year anniversary of the initial issuance date, may be exercised in cash or on a “cashless”

basis, and are subject to customary adjustments in the event of stock dividends or other distributions, stock splits, or mergers, reclassifications or similar transactions.

Certain terms of the Concurrent Financing and the Committed Financing with respect to each director, officer and significant stockholder participating therein are as follows:

		No. of Shares	Aggregate	Aggregate
		Subject to	Purchase Price	Purchase Price of
	No. of Shares	Warrant	of Shares	Shares That May
	Purchased in	Issued in	Purchased in	Be Purchased in	Aggregate
Name of Investor,	Concurrent	Concurrent	Concurrent	Committed	Purchase Price
Relationship with the Company	Financing	Financing	Financing	Financings	of all Shares(1)
Jess Ravich, Director	473,934	237,834	$2,000,000	$4,014,638	$6,000,000

Robert Galvin, Chairman of the Board	23,697	5,924	$100,000	$100,000	$200,000

Howard Siegel, Chief Operating Officer	23,697	—	$100,000	$—	$100,000

Cove Street Capital	236,967	59,241	$1,000,000	$1,000,000	$2,000,000

Other Investors as a Group	189,574	23,696	$800,000	$400,000	$1,200,000

(1)	Assumes the purchase by each investor of its maximum commitment in the Committed Financings.

Ravich Loan

On December 7, 2016, the Company obtained an unsecured receivables funding loan for $5.0 million from Mr. Ravich, a member of the Board of Directors (such loan, the “Ravich Loan”). As of June 5, 2017, the Company and Mr. Ravich mutually agreed to extend the maturity date of the amounts owed thereunder to July 31, 2017. As of August 11, 2017, the Company and Mr. Ravich mutually agreed to further extend the maturity date of the amounts owed thereunder to February 28, 2018. As of August 11, 2017, borrowings under the Ravich Loan were approximately $1.5 million.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amendment to Cerberus Credit Facility and the Ravich Loan set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information regarding the Concurrent Financing and the Committed Financings set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

None of the shares or warrants issued or issuable in connection with the Concurrent Financing and the Committed Financings (collectively, the “Securities”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and have been issued in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Regulation D thereunder, based on the offering of the Securities to a small number of investors, all of which has a pre-existing relationship with the Company; the lack of any general solicitation or advertising in connection with the offer and sale of the Securities; the representation by each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it is purchasing the Securities for its own account and without a view to distribute them; and the

Company’s issuance of the Securities as restricted securities.  The Securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements, and this Current Report on Form 8-K is not and shall not be considered an offer to sell or the solicitation of an offer to buy any of the Securities.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
4.1	Form of Warrant to Purchase Shares of Common Stock, issued on August 11, 2017 by Cherokee Inc.

10.1	Form of Common Stock Purchase Agreement between Cherokee Inc. and the investor named therein.

10.2

Amendment No. 1 to Financing Agreement, dated August 11, 2017 and effective August 11, 2017, by and among Cherokee Inc., Irene Acquisition Company B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto, Cerberus Business Finance, LLC, as Collateral Agent and Cerberus Business Finance, LLC, as Administrative Agent.

10.3	Second Amendment to Promissory Note, dated August 11, 2017, by and between Irene Acquisition Company B.V. and Ravich Revocable Trust of 1989.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee Inc.

Date: August 14, 2017	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer